SEC Form 3, Form 4 and Form 5 and Application for EDGAR Access (Form ID)
                   Confirmation of Authority to Sign and File

Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities," "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities" the undersigned, being the General Counsel of Babson Capital Management LLC ("Babson Capital"), the investment sub-adviser to Special Value Opportunities Fund, LLC (the "Issuer"), hereby appoint and designate (i) Rosemary Baker (ii) Mark Godin (iii) Libby Liebig and (iv) Suzanne Manning, each of them singly, my true and lawful power of attorney with full power to
(a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Issuer said SEC Forms 3, 4 and/or 5 with respect to my relationship with the Issuer and any shares of the Issuer purchased or sold by the undersigned or Babson or any affiliated person of Babson Capital, and any other change of beneficial ownership relating to equity or derivative securities of the Issuer required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.


Signature:        Rodney J. Dillman         ___________________________________
                  -------------------------------------------------------------
Name:             Rodney J. Dillman

Date:             February 1, 2006
Title:            General Counsel of Babson Capital Management LLC